UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BMC FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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All BMC Shareholders:

The BMC board of directors is recommending an operational change to how we have historically managed the BMC fund. Specifically, we are recommending that instead of the fund hiring investment management internally, we would like to hire Broyhill Asset Management as an external investment advisor. This structure is consistent with industry best practices because all the investment advisory fees must be reviewed and approved at the board level. Historically, investment management compensation approval was really left to the discretion of the Chairman, Paul Broyhill. This worked well as long as he was alive. However, moving forward this issue deserves more transparency. Broyhill Asset Management is an SEC Registered Investment Advisor managed by Chris Pavese and me, Hunt Broyhill. The following are advantages that Chris and I have identified:

Greater Accountability & Transparency – The board approves this contract on an annual basis, after an initial two year term

Talent Retention  –  Operating a single pool of assets in Lenoir keeps a cap on operating expenses. An external advisor can leverage from all assets on their platform to retain top talent

Flexibility – This arrangement would make it simpler to explore alternative strategic options in the future (i.e. sale, merger, etc.)

More Focus on Investments – The investment manager could spend more time on investment management and less on fund management

Since the same people who are managing BMC today will be doing so in the future, we do not foresee philosophical changes in investment management. The proposed new structure will really just result in enhanced efficiency and transparency. To accomplish this change a special shareholder meeting is required. Thus we are asking that you review and tender the proxy and return by October 17th at 9:00 a.m. either by mail or email to leah@broyhillasset.com

Thank you so much for you attention to this matter.

Respectfully Submitted,
HB Chairman